Kohl's Corporation Reports Second Quarter Financial Results

MENOMONEE FALLS, Wis.--(BUSINESS WIRE)--August 11, 2016-- Kohl’s Corporation (NYSE:KSS). Kohl’s Corporation today reported results for the three and six month periods ended July 30, 2016.

	Three Months			Six Months
($ in millions)	2016	2015	Change	2016	2015	Change
Sales	$4,182	$4,267	(2.0)%	$8,154	$8,390	(2.8)%
Comparable store sales	(1.8)%	0.1%	—	(2.8)%	0.8%	—
Gross margin	39.5%	38.9%	53 bp	37.6%	38.0%	(40) bp
Selling, general, and administrative expenses	$986	$1,005	(2)%	$1,994	$2,021	(1)%
Reported
Net income	$140	$130	8%	$157	$257	(39)%
Diluted earnings per share	$0.77	$0.66	17%	$0.86	$1.29	(33)%

Excluding Non-Recurring Items
Net income	$221	$211	5%	$279	$340	(18)%
Diluted earnings per share	$1.22	$1.07	14%	$1.53	$1.70	(10)%

Kevin Mansell, Kohl's chairman, chief executive officer and president, said, "Our sales improved over our first quarter results, but were below our expectations. We are encouraged by the performance of  juniors and young mens as we enter the Back-to-School season. Our inventory management initiatives helped us to achieve a strong increase in gross margin with ending inventory per store down significantly from last year. Our associates throughout the organization continue to effectively manage expenses in response to changing sales trends and I appreciate all of their efforts."

Dividend
On August 9, 2016, the Kohl's Board of Directors declared a quarterly cash dividend on the Company's common stock of $0.50 per share.  The dividend is payable September 21, 2016 to shareholders of record at the close of business on September 7, 2016.

Store Update
Kohl’s ended the quarter with 1,150 Kohl's stores, 12 FILA Outlet stores, and three Off/Aisle clearance centers in 49 states, compared with 1,164 Kohl's stores at the same time last year.

Earnings Guidance Update
The Company now expects its fiscal 2016 diluted earnings per share to be $3.12 to $3.32 per diluted share.  Excluding impairments, store closing and other costs, fiscal 2016 diluted earnings per share is expected to be $3.80 to $4.00, compared to the Company’s prior guidance of $4.05 to $4.25.

Second Quarter 2016 Earnings Conference Call
Kohl's will host its quarterly earnings conference call at 8:30 am ET on August 11, 2016. The phone number for the conference call is (800) 230-1074. Replays of the call will be available for 30 days by dialing (800) 475-6701. The conference ID for both the live call and the replay is 386529. The conference call and replays are also accessible via the Company's web site at http://corporate.kohls.com/investors/events-and-presentations.

Cautionary Statement Regarding Forward-Looking Information
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Kohl's intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in Item 1A in Kohl's Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC.

About Kohl's
Kohl’s (NYSE: KSS) is a leading specialty department store with more than 1,100 stores in 49 states. With a commitment to inspiring and empowering families to lead fulfilled lives, the company offers amazing national and exclusive brands, incredible savings and inspiring shopping experiences in-store, online at Kohls.com and via mobile devices. Committed to its communities, Kohl’s has raised nearly $300 million for children’s initiatives nationwide through its Kohl’s Cares® cause merchandise program, which operates under Kohl's Cares, LLC, a wholly-owned subsidiary of Kohl's Department Stores, Inc. For additional information about Kohl’s philanthropic and environmental initiatives, visit www.Kohls.com/Cares.  For a list of store locations and information, or for the added convenience of shopping online, visit www.Kohls.com.

Connect with Kohl’s:
Facebook (http://www.facebook.com/Kohls)
Twitter (http://twitter.com/Kohls)
Google+ (http://plus.google.com/+Kohls)
Pinterest (http://pinterest.com/Kohls)
Instagram (http://instagram.com/Kohls)
YouTube (http://www.youtube.com/Kohls)

Contacts
Investor Relations:
Wes McDonald, Chief Financial Officer, (262) 703-1893

Media:
Jen Johnson, VP Corporate Communications, (262) 703-5241

KOHL'S CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In Millions, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 30, 2016	August 1, 2015	July 30, 2016	August 1, 2015
Net sales	$4,182	$4,267	$8,154	$8,390
Cost of merchandise sold	2,532	2,605	5,092	5,206

Gross margin	1,650	1,662	3,062	3,184

Operating expenses:
Selling, general, and administrative	986	1,005	1,994	2,021
Depreciation and amortization	234	233	468	459
Impairments, store closing and other costs (1)	128	—	192	—

Operating income	302	424	408	704

Interest expense	78	84	157	168
Loss on extinguishment of debt	—	131	—	131

Income before income taxes	224	209	251	405
Provision for income taxes	84	79	94	148

Net income	$140	$130	$157	$257

Basic net income per share	$0.77	$0.66	$0.86	$1.30
Average number of shares	180	196	182	198

Diluted net income per share	$0.77	$0.66	$0.86	$1.29
Average number of shares	181	197	182	199

As a percent of net sales:
Gross margin	39.5%	38.9%	37.6%	38.0%
Selling, general and administrative expenses	23.6%	23.6%	24.5%	24.1%
Operating income	7.2%	9.9%	5.0%	8.4%
Net income	3.3%	3.0%	1.9%	3.1%

Excluding Non-Recurring Items
Net income	$221	$211	$279	$340
Diluted net income per share	$1.22	$1.07	$1.53	$1.70
As a percent of net sales:
Operating income	10.3%	9.9%	7.4%	8.4%
Net income	5.3%	5.0%	3.4%	4.1%

(1) Impairments, store closing, and other costs includes the following costs resulting from the store closures and organizational realignment at our corporate office which were announced in February:

	Three Months Ended July 30, 2016	Six Months Ended July 30, 2016
Store leases:
Record future obligations	$119	$119
Write-off net obligations	(21)	(21)
Impairment:
Software licenses	23	23
Buildings and other store assets	—	53
Severance and other	7	18
Total	$128	$192

KOHL'S CORPORATION
CONSOLIDATED BALANCE SHEETS
(In Millions)
(Unaudited)

	July 30, 2016	August 1, 2015
Assets
Current assets:
Cash and cash equivalents	$700	$934
Merchandise inventories	3,928	4,252
Other	327	310

Total current assets	4,955	5,496

Property and equipment, net	8,192	8,528
Other assets	213	232

Total assets	$13,360	$14,256

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$1,375	$1,566
Accrued liabilities	1,146	1,125
Income taxes payable	155	53
Short-term debt	—	317
Current portion of capital lease
and financing obligations	127	117

Total current liabilities	2,803	3,178

Long-term debt	2,793	2,791
Capital lease and financing obligations	1,709	1,821
Deferred income taxes	184	235
Other long-term liabilities	656	554
Shareholders' equity	5,215	5,677

Total liabilities and shareholders' equity	$13,360	$14,256

KOHL'S CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Millions)
(Unaudited)
	Six Months Ended
	July 30, 2016	August 1, 2015
Operating activities
Net income	$157	$257
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	468	459
Share-based compensation	22	24
Excess tax benefits from share-based compensation	—	(10)
Deferred income taxes	(74)	(65)
Loss on extinguishment of debt	—	131
Impairments, store closing and other costs	57	—
Other non-cash revenues and expenses	14	17
Changes in operating assets and liabilities:
Merchandise inventories	114	(433)
Other current and long-term assets	8	60
Accounts payable	124	55
Accrued and other long-term liabilities	(69)	(121)
Income taxes	25	(21)
Net cash provided by operating activities	846	353

Investing activities
Acquisition of property and equipment	(340)	(377)
Other	3	3
Net cash used in investing activities	(337)	(374)

Financing activities
Treasury stock purchases	(267)	(543)
Shares withheld for taxes on vested restricted shares	(14)	(23)
Dividends paid	(182)	(178)
Proceeds from issuance of debt	—	1,089
Reduction of long-term borrowings	—	(767)
Premium paid on redemption of debt	—	(126)
Capital lease and financing obligation payments	(63)	(54)
Proceeds from stock option exercises	6	140
Excess tax benefits from share-based compensation	—	10
Proceeds from financing obligations	4	—
Net cash used in financing activities	(516)	(452)

Net decrease in cash and cash equivalents	(7)	(473)
Cash and cash equivalents at beginning of period	707	1,407
Cash and cash equivalents at end of period	$700	$934